United States
                      Securities and Exchange Commission
                          Washington, D.C. 20549

                             SCHEDULE 14A

        PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

FILED BY THE REGISTRANT [X]

FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]


Check the appropriate box:

[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material under sec.240.14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))



                             CAMBEX CORPORATION
              (Name of Registrant as Specified In Its Charter)



  (Name of Person(s) Filing Proxy Statement if other than the Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1)and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4) Proposed maximum aggregate value of transaction:

5) Total fee paid:

[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing:

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

                       CAMBEX CORPORATION
                       360 Second Avenue
                       Waltham, MA 02451



                                          June 11, 2001


Dear Fellow Stockholders:

You are cordially invited to attend our 2001 Annual Meeting of Stockholders on Thursday, June 28, 2001 at 10:00 a.m. in the Conference Room of Cambex Corporation (the "Company"), 360 Second Avenue, Waltham, Massachusetts.

At this year's Annual Meeting you will be asked to elect the nominee director recommended by Cambex Corporation's Board of Directors and to approve a proposal to amend the Company's Restated Articles of Organization to increase the number of authorized shares of common stock, $0.10 par value per share (the "Common Stock") of the Company from 25,000,000 shares to 50,000,000 shares. The additional shares of Common Stock would provide flexibility for issuance in future corporate transactions such as public or private offerings, acquisitions, stock dividends, and other rights to purchase or receive shares and for any other purpose for which shares of Common Stock may be issued under Massachusetts law. Although we are currently seeking additional sources of capital, we have no current plans to issue any of the additional shares.

The Board of Directors recommends the approval of each of these proposals. Such other business will be transacted as may properly come before the Annual Meeting.

Whether or not you plan to attend the Annual Meeting in person, it is important that your shares be represented and voted. After reading the enclosed Notice of Annual Meeting and Proxy Statement, please complete, sign, date, and return your proxy card promptly in the envelope provided. This will ensure your proper representation at the Annual Meeting but will not affect your right to vote in person if you later decide to attend the Annual Meeting.

Your vote is important. We will appreciate a prompt return of your signed proxy card and hope to see you at the meeting.

                                          Sincerely,

                                          /s/Joseph F. Kruy

                                          Joseph F. Kruy
                                          Chairman, President and
                                          Chief Executive Officer

                             CAMBEX CORPORATION

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD JUNE 28, 2001

To the Stockholders of Cambex Corporation:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of CAMBEX CORPORATION, a Massachusetts corporation (the "Company"), will be held in the Conference Room of Cambex Corporation, 360 Second Avenue, Waltham, Massachusetts, on Thursday, June 28, 2001, at 10:00 A.M. for the following purposes:

1. To elect the Class II Director to the Board of Directors to serve for a term ending in 2004 and until his successor is duly elected and qualified.

2.    To consider and act upon a proposal to amend the Company's
      Restated Articles of Organization to increase the number of authorized shares of Common Stock of the Company from 25,000,000 shares to 50,000,000 shares.

3. To consider and act upon any other matters which may properly come before the meeting and any adjournments thereof.

The Board of Directors has fixed the close of business on Monday, April 30, 2001 as the record date for the determination of Stockholders entitled to notice of and to vote at the Annual Meeting and any adjournments thereof.



                        By order of the Board of Directors


                        Lois P. Lehberger
                        Clerk


Waltham, Massachusetts
June 11, 2001




ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE EXECUTE THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED PRE-ADDRESSED POSTAGE PREPAID RETURN ENVELOPE.

                             CAMBEX CORPORATION
                             360 Second Avenue
                          Waltham, Massachusetts 02451
                                (781)890-6000

                               PROXY STATEMENT

                             General Information

This Proxy Statement and the accompanying Proxy are furnished in connection with the solicitation by the Board of Directors of CAMBEX CORPORATION, a Massachusetts corporation (the "Company"), of proxies for use at the Annual Meeting of Stockholders to be held on Thursday, June 28, 2001 at 10:00 a.m. and any adjournments thereof (the "Meeting"). Shares represented by duly executed proxies will be voted, or abstained from voting, as specified thereon. If no choice is specified, the shares will be voted:

FOR the election of the nominee for director named herein, and

FOR the proposal to amend the Company's Restated Articles of Organization to increase from 25,000,000 shares to 50,000,00 shares the aggregate number of shares of common stock authorized to be issued by the Company.

Proxies may be revoked at any time before they are exercised by written notice to the Company or by a duly executed subsequently dated proxy filed with the Clerk. Any stockholder who has executed a proxy but is present at the meeting, and wishes to vote in person, may do so by revoking his or her proxy as described in the preceding sentence. This proxy statement was first mailed to all stockholders entitled to notice of and to vote at the meeting on or about June 11, 2001. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of the Company's Common Stock is necessary to constitute a quorum at the Meeting. Votes of Stockholders of record who are present at the Meeting in person or by proxy, abstentions, and broker non-votes are counted as present or represented at the Meeting for purposes of determining whether a quorum exists.

Holders of record of the Company's Common Stock, $0.10 par value per share (the "Common Stock"), as of the close of business on April 30, 2001 are entitled to notice of and to vote at the Meeting. There were 9,848,914 shares of Common Stock outstanding on the record date, each share entitled to one vote.

The cost of soliciting proxies, including expenses in connection with preparing and mailing this Proxy Statement will be borne by the Company. The Company will reimburse brokerage firms and others for their expenses in forwarding proxy material to beneficial owners. Directors, officers and employees of the Company may also solicit proxies by mail, telephone, telegraph, facsimile or personal interview but no additional compensation will be paid them and the cost of such additional solicitation is expected to be nominal.

                                  PROPOSAL 1
ELECTION OF DIRECTOR

Under applicable Massachusetts law, the Board of Directors of the Company currently consists of four members, classified into three classes, as nearly equal in number as possible, with the term of office of one class expiring each year. The enclosed proxy will be voted to elect the person named below, unless otherwise instructed, as a Class II director for a term of three years and until his successor is elected and qualified. If such nominee should become unavailable, proxies will be voted for a substitute nominee designated by management, unless instructions are given to the contrary, or to fix the number of directors at a lesser number. The current Board has no reason to expect that the nominee will be unavailable. The director will be elected by a plurality of the votes cast. The nominee as Class II director, and the incumbent Class I and Class III directors, are as follows:


Nominee as Class II Director Term Expires 2004:

Robert J. Spain                                            Age: 63

Robert J. Spain, Ph.D. has been a member of our board of directors since 1995. Dr. Spain was also our Vice President of Research from 1969 to 1977. Since prior to 1995, Dr. Spain has been the President of CFC, Inc., an electronic component manufacturing company. Dr. Spain holds a B.S.E.E. and a M.S.E.E. from the Massachusetts Institute of Technology and a Doctor of Science from Paris - Sorbonne.


Class III Director Term Expires 2002:

Philip C. Hankins                                          Age: 70

Philip C. Hankins has been a member of our board of directors since 1975. Since 1975 Mr. Hankins has been the President of Charter Information Corporation, an information processing company. Mr. Hankins holds a B.S. in mechanical engineering from Cornell University and a M.S. from Harvard University.


Class I Directors Term Expires 2003:

Joseph F. Kruy                                             Age: 69

Joseph F. Kruy has served as our President, Chief Executive Officer and a member of our board of directors since our inception in 1968. Mr. Kruy has served as our Chairman of the Board since October 1975. Mr. Kruy holds a B.S. and a Dipl. Eng. degree in electrical engineering from the Technical University of Budapest. Joseph F. Kruy is the father of Peter J. Kruy.

C.V. Ramamoorthy                                           Age: 75

C.V. Ramamoorthy, Ph.D. has been a member of our board of directors since our inception in 1968. Since prior to 1995, Dr. Ramamoorthy has been a Professor of Electrical Engineering and Computer Sciences at the University of

California Berkeley. Dr. Ramamoorthy holds a B.S. in physics from the University of Madras, India, a M.S. in mechanical engineering from the University of California Berkeley and a M.S. and a Ph.D. from Harvard University.

RECOMMENDATION

THE BOARD OF DIRECTORS RECOMMENDS THE ELECTION OF ROBERT J. SPAIN AS A DIRECTOR, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

The Board of Directors, which held three meetings during 2000, has no standing nominating or compensation committee. Mr. Hankins, Dr. Ramamoorthy, and Dr. Spain are members of the Audit Committee. The Audit Committee held one meeting during the year. The duties of the Audit Committee are generally to review the results of the annual audit, the services provided by the independent public accountants and their independence, and to oversee the Company's financial reporting process on behalf of the Board of Directors. In July 2000, the Board of Directors adopted an audit committee charter as required under the rules of the Securities and Exchange Commission. All directors attended at least 75% of the meetings of the Board and committees of which they are members.

We compensate our non-employee directors with an annual fee of $10,000 and a fee of $1,000 for each meeting of the board of directors attended. In August 1998, the board of directors authorized the non-employee director compensation to be converted at each director's option from cash to shares of our common stock at a price of $0.25 per share, or 50% of the fair market value, whichever is greater. To date, no shares have been issued and no cash has been paid to the non-employee directors as compensation for services as a member of the board of directors.


EXECUTIVE OFFICERS

Peter J. Kruy, age 38, has served as our Executive Vice President, Treasurer and Chief Financial Officer since August 1998. From November 1993 to January 1998, Dr. Kruy was the President, Chief Financial Officer and Chief Executive Officer of Jupiter Technology, Inc. a data networking company. Dr. Kruy holds a B.A. in biology from the University of Pennsylvania, a M.D. from Tufts University School of Medicine and an M.B.A. from the Wharton School at the University of Pennsylvania. Dr. Kruy is also the owner of CyberFin Corporation, a more than five percent shareholder of Cambex. Peter J. Kruy is the son of Joseph F. Kruy.

Lois P. Lehberger, age 44, joined Cambex in June 1978 and has served as our controller since August 1998, and our Vice President since November 1999. Mrs. Lehberger was appointed clerk in May 2001. Since joining Cambex, Mrs.




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

Lehberger has been responsible for our accounting function. Mrs. Lehberger holds a B.A. in economics and accounting from the College of the Holy Cross.

EXECUTIVE COMPENSATION

The following table provides certain summary information concerning compensation awarded to, earned by, or paid to our Chief Executive Officer and each of our other executive officers for services rendered to the Company in all capacities during the fiscal years ended December 31, 2000, December 31, 1999 and December 31, 1998.

Summary Compensation Table
                                             Annual           Long Term
                                         Compensation(1)  Compensation Awards
Name and Position              Year          Salary            Options(#)

Joseph F. Kruy                 2000          $200,000              -
Chairman, President and CEO    1999          $200,000              -
                               1998          $200,000              -

Peter J. Kruy                  2000          $100,385            75,000
Executive Vice President and   1999          $ 85,000           300,000
Chief Financial Officer        1998          $ 34,327              -

Lois P. Lehberger(2)           2000          $ 72,276              -
Vice President,                1999          $ 68,000           100,000
Controller and Clerk           1998          $ 68,000              -

(1)The columns for "Bonus", "Other Annual Compensation" and "All Other Compensation" have been omitted because there is no such compensation required to be reported.

(2)Mrs. Lehberger became an executive officer in November, 1999 and was appointed Clerk in May 2001.


Option Grants in Last Fiscal Year

The following table contains information concerning the grant of stock options during fiscal year ended December 31, 2000 to the executive officers named in the Summary Compensation Table.

Individual Grants

                  Number of     % of Total
                  Securities      Options
                  Underlying    Granted to     Exercise
                   Options     Employees in      Price    Expiration
Name                 (#)(1)     Fiscal Year    ($/Share)     Date

Joseph F. Kruy         -             -             -           -

Peter J. Kruy        75,000        24.9%         $5.30      3/8/2010

Lois P. Lehberger      -             -             -           -

(1) The options were granted pursuant to the Company's Year 2000 Equity Incentive Plan. Each of the option grants listed vests in five equal installments on the first through the sixth anniversaries of the date of grant.

Aggregate Option Exercises in Last Fiscal Year and Fiscal Year End Option
Value

The following table provides information regarding the exercises of options by each of the named executive officers during the 2000 fiscal year. In addition, this table includes the number of shares covered by both exercisable and unexercisable stock options as of December 31, 2000 and the values of "in-the-money" options, which values represent the positive spread between the exercise price of any such option and the fiscal year-end value of the Common Stock.
                                                                Value of
                                                               Unexercised
                                           Number of          In-the-money
                                           Options at          Options at
                                        December 31,2000  December 31,2000(1)
               Shares Acquired    Value    Exercisable/        Exercisable/
Name           on Exercise(#)    Realized  Unexercisable       Unexercisable

Joseph F. Kruy         -            -          -/-                  -/-

Peter J. Kruy          -            -     60,000/315,000       24,000/96,000

Lois P. Lehberger      -            -     23,000/ 81,500        9,620/32,810

(1) The closing price of our Common Stock on December 31, 2000 was $0.66 per share. The numbers shown reflect the value of options accumulated over all years of employment.


Employment Contracts and Termination Agreements

We entered into an employment agreement with Joseph F. Kruy on November
18, 1994. An extension of the term of this employment agreement to December 31, 2002 was approved by our board of directors in November 1999. Under his employment agreement, Mr. Kruy is engaged to serve as our Chairman of the Board, President and Chief Executive Officer. Except for illness, reasonable vacations and other customary exceptions, during the term of the agreement, Mr. Kruy is to devote all of his working time and attention to the performance of his duties and responsibilities at Cambex. Mr. Kruy is to be paid a minimum annual base salary of $200,000 per year. Mr. Kruy is also entitled to participate in our Incentive Bonus Plan and is eligible to receive an annual bonus equal to 4% of our pre-tax profit, as that term defined in the Incentive Bonus Plan. If Mr. Kruy voluntarily terminates his employment with us, he is entitled to receive his base annual compensation through the date of termination and any amount that he may be entitled to receive under the Incentive Bonus Plan in accordance with the terms of that Plan. If, after Mr. Kruy voluntarily terminates his employment with us, he accepts employment during the remaining then current term of his agreement with an entity that directly competes with us, then we may cease paying Mr. Kruy any further amounts. If we terminate Mr. Kruy's employment for reasons

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

other than for cause or if we give another person either the title or the powers of the Chief Executive Officer, then Mr. Kruy is entitled to continue to receive his annual base salary through the end of the then current term of the agreement, and is entitled to receive any incentive bonus that would have been earned under the Incentive Bonus Plan during the fiscal year in which his employment was terminated. If, following termination of Mr. Kruy's employment with us, he accepts employment elsewhere before December 31, 2002, then we do not have to continue to pay Mr. Kruy for the year ending December 31, 2002. Moreover, if on the date of termination of Mr. Kruy's employment with us, our assets are in the hands of a receiver, an assignee for the benefit of creditors, trustee in bankruptcy, debtor-in-possession or other entity for the benefit of creditors or if our consolidated net worth is less than our consolidated net worth at December 31, 1999, then we have no obligation to pay Mr. Kruy any amount after termination of his employment, beginning in fiscal 1995 for each fiscal year during the term of the agreement. If another person is given either the title or the powers of the Chief Executive Officer, Mr. Kruy will be entitled to resign and continue to be paid his fixed and incentive compensation, subject to mitigation, through December 31, 2002.


Audit Committee Report

The Audit Committee of the Board of Directors consists of Philip C. Hankins, C.V. Ramamoorthy and Robert J. Spain, directors the majority of which are independent and meet the independence requirements of Rule 4200(a)(14) of the NASD's Listing Standards. The Audit Committee assists the Board of Directors in overseeing the Company's financial reporting process and the services provided by the independent public accountants. The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2000 with management and Sullivan Bille, P.C., the Company's independent auditors; discussed with Sullivan Bille, P.C. the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees", relating to the conduct of the audit; and received written disclosures and the letter from Sullivan Bille, P.C. regarding its independence as required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees." Based on the Audit Committee's review of the audited financial statements and discussions with management and Sullivan Bille, P.C., the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2000 for filing with the Securities and Exchange Commission.

                   MEMBERS OF THE CAMBEX CORPORATION AUDIT COMMITTEE Philip C. Hankins, C.V. Ramamoorthy and Robert J. Spain


Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers and persons who beneficially own more than ten percent of the Company's Common Stock, to file initial reports of beneficial ownership and reports of changes in ownership of the Common Stock


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

and other equity securities of the Company with the Securities and Exchange Commission (the "SEC"). Executive officers, directors and greater than ten percent beneficial owners are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations from the Company's executive officers and directors that no other reports are required, during the fiscal year ended December 31, 2000, all Section 16(a) filing requirements applicable to the executive officers, directors and greater than ten percent beneficial owners were complied with.


           CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

On June 1, 1998, we borrowed approximately $1,060,000, including approximately $460,000 from Joseph F. Kruy, our Chairman of the Board, President and Chief Executive Officer, $250,000 from each of H. Terry Snowday, Jr. and Richard E. Calvert, each greater than 5% shareholders of Cambex, in exchange for the issuance of 10% Subordinated Convertible Promissory Notes (the "10% Notes"). Under the terms of the 10% Notes, which are due on April 30, 2003, the holders may convert the 10% Notes into shares of common stock at a conversion price of $0.22 per share. In addition to the 10% Notes, each holder, including Messrs. Kruy, Snowday and Calvert, were issued a Stock Purchase Warrant, the exercise of which will allow the warrant holder to purchase one share of common stock, at $0.50 per share, for each dollar loaned to us. Additional Stock Purchase Warrants to purchase 96,373 shares of common stock, at an exercise price of $0.50 per share, were issued to the holders of 10% Notes on June 1, 1999 in relation to interest due on the June 1, 1998 notes. We believe that the borrowing arrangements we made with Messrs. Kruy, Snowday and Calvert and others are on terms at least as favorable to us as we would have expected from lenders unrelated to us and Messrs. Kruy, Snowday and Calvert.

On June 1, 1998, we entered into a Master Lease with CyberFin
Corporation, a corporation wholly owned by Peter J. Kruy, our Executive Vice President, Treasurer and Chief Financial Officer. Under the Master Lease we are renting from CyberFin an IBM 2003 S/390 Multiprise Processor and related software and maintenance at the rate of $3,787.64 per month for a period of three years. We also purchased computer memory from CyberFin for $141,920 in 1998 and $73,000 in 1999. We believe that lease and the purchase arrangements we made with CyberFin are on terms at least as favorable to us as we would have expected from an equipment lessor unrelated to us, CyberFin and Dr. Kruy for equipment of comparable quality.

On November 9, 1998, we entered into a Loan and Security Agreement with
B.A. Associates, Inc. (BAA), which is a corporation owned by Bruce Rozelle, a son-in-law of Joseph F. Kruy, our Chairman, President and Chief Executive Officer. This Loan and Security Agreement, as amended by a First Amendment to Loan and Security Agreement dated March 15, 1999, and further amended through December 27, 2000 (as so amended, the "BAA Loan Agreement"), allows us to borrow up to $1,050,000, which is the maximum that may be outstanding at any one time. Under the BAA Loan Agreement, we granted BAA a first priority security interest in all of our accounts, instruments, documents, general intangibles, equipment, inventory, and proceeds of any of the foregoing. We pay all amounts that we receive from collections of our

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

accounts receivable to BAA not less frequently than each week until the outstanding loan amount plus interest, which accrues at a 12% annual rate, is fully paid. Under the terms of the BAA Loan Agreement, originally BAA received a warrant for the purchase of 1.3 million shares of common stock, at an exercise price of $0.22 per share. In consideration for increasing the amount of available funds, the Company agreed to issue an additional warrant to BAA for the purchase of 400,000 shares of our common stock, at an exercise price of $1.25. We believe that the borrowing arrangements we made with BAA are on terms at least as favorable to us as we would have expected from lenders unrelated to us and relatives of Mr. Kruy.

From June 1, 1999 through August 18, 1999, we raised $210,000 in exchange for the issuance of 10% Subordinated Convertible Promissory Notes. During this time period Joseph F. Kruy loaned us $100,000, and Messrs. Snowday and Calvert each loaned us $55,000 of the total amount that we borrowed. In exchange for these loans, we issued 10% Subordinated Convertible Promissory Notes, including 10% Subordinated Convertible Promissory Notes to Messrs. Kruy, Snowday and Calvert. We believe that the borrowing arrangements we made with Messrs. Kruy, Snowday and Calvert are on terms at least as favorable to us as we would have expected from lenders unrelated to us and Messrs. Kruy, Snowday and Calvert.

In November 1999, we borrowed $125,000 from Joseph F. Kruy and $125,000 from Philip C. Hankins, a member of our board of directors, and $100,000 from each of Messrs. Snowday and Calvert. We also entered into separate Loan and Security Agreements with each of Messrs. Kruy, Hankins, Calvert and Snowday. At that time, we entered into one other Loan and Security Agreement with a person unrelated to the company (the "Other 1999 Lender") pursuant to which we borrowed an additional $100,000. Our payment obligations under these Loan and Security Agreements (the "1999 Loan Agreements") are evidenced by 12% Notes due in November 2001. Under the 1999 Loan Agreements, we granted each of Messrs. Kruy, Hankins, Snowday and Calvert and the Other 1999 Lender a first priority security interest in all of our accounts, instruments, documents, general intangibles, equipment, inventory, and proceeds of any of the foregoing. Originally, under the terms of the 1999 Loan Agreements, Messrs. Kruy, Hankins, Calvert and Snowday and the Other 1999 Lender received a warrant to purchase up two shares of common stock for each dollar loaned to us, at an exercise price of $2.00 per share. When we extended the term of the loans in November 2000, the Company agreed to issue additional warrants to Messrs. Kruy, Hankins, Snowday and Calvert and the Other 1999 Lender to purchase one share of our common stock for each dollar loaned to us at an exercise price of $1.25 per share. We believe that the borrowing arrangements we made with Mr. Kruy and others are on terms at least as favorable to us as we would have expected from lenders unrelated to us and Mr. Kruy.


PRINCIPAL STOCKHOLDERS

The following table presents information regarding the beneficial ownership of Cambex's Common Stock as of April 30, 2001, by:

     each person, or group of persons, known to us to be the beneficial owner of more than five percent of our outstanding shares of Common Stock; each of our directors;

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

     each of our executive officers; and
     all current directors and officers of Cambex as a group.

Unless otherwise noted in the table, the address for each person listed in the table is c/o Cambex Corporation, 360 Second Avenue, Waltham, MA 02451.

Name and Address        (#)Shares of Common
of Beneficial Owner    Stock Beneficially Owned(1)    Percent of Class(2)

Joseph F. Kruy (3)            2,400,043                       22.1%

B.A. Associates, Inc.(4)      1,700,000                       14.7
 9 Webster Circle
 Sudbury, MA 01776

Richard E. Calvert(5)         1,178,800                       11.2
 7784 East Shore Road
 Traverse City, MI 49686

Peter J. Kruy (6)             1,097,164                       11.0

H. Terry Snowday, Jr.(7)        821,806                        7.8
 7784 East Shore Road
 Traverse City, MI 49686

SovCap Equity Partners, Ltd.(8) 818,521                        7.7
 Cumberland House
 #27 Cumberland St.
 P.O. Box CB-13016
 Nassau, New Providence
 The Bahamas

Philip C. Hankins (9)           495,000                        4.8

C.V. Ramamoorthy                 99,156                        1.0

Robert J. Spain                    -0-                          *

Lois P. Lehberger (10)           39,000                         *

All directors and executive
officers as a group
(six persons) (11)            4,130,363                       36.2

* Represents beneficial ownership of less than 1%.

 (1)	Beneficial ownership for purposes of the table is determined in accordance with the rules of the Securities and Exchange Commission and is not necessarily indicative of beneficial ownership for any other purpose. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock issuable upon the exercise of options and warrants held by that person that are currently exercisable or exercisable within 60 days of following April 30, 2001 (June 29, 2001) are deemed to be outstanding. These shares, however, are not considered outstanding for purposes of computing the percentage ownership of

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

any other person. Except as indicated in the footnotes, we believe that the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned by them, subject to community property laws where applicable.

(2)	Percentage of ownership is based on 9,846,414 shares of common stock outstanding as of April 30, 2001.

(3)	Includes 1,000,103 shares of common stock issuable upon exercise of stock purchase warrants issued in 1998, 1999 and 2000 exercisable within 60 days following April 30, 2001 (or by June 29, 2001). This number also includes 56,250 shares held by the Kruy Family Trust, for which Mr. Kruy's wife and children are the beneficial owners. Mr. Kruy disclaims beneficial ownership of these shares. Of these shares of common stock, 979,239 are subject to the terms of a stock pledge agreement dated as of January 18, 2000 (the "Kruy Pledge Agreement"), among Joseph F. Kruy, Cambex and the Sovereign Lenders. Provided that Cambex is not in default under the series 1 bridge note purchase agreement dated as of January 18, 2000 (the "Bridge Note Purchase Agreement"), among Cambex and the Sovereign Lenders, the series 1 bridge financing notes issued pursuant to the Bridge Note Purchase Agreement, or the Kruy Pledge Agreement, Mr. Kruy has the right to vote the pledged shares.

(4) Consists of 1,700,000 shares issuable upon exercise of stock purchase warrants exercisable within 60 days following April 30, 2001(or by June 29, 2001). Bruce Rozelle, a son-in-law of Joseph F. Kruy, has both voting and investment control over B.A. Associates. Mr. Rozelle disclaims beneficial ownership of these shares.

(5) Includes 642,000 shares issuable upon exercise of stock purchase warrants exercisable within 60 days following April 30, 2001(or by June 29, 2001).

(6) Includes 960,164 shares owned by CyberFin Corporation, a corporation wholly owned by Peter J. Kruy, and 135,000 shares subject to currently exercisable options. Of these shares of common stock, 730,228 are subject to the terms of a stock pledge agreement dated as of January 18, 2000 (the "CyberFin Pledge Agreement"), among CyberFin, Cambex, and the Sovereign Lenders. Provided that Cambex is not in default under the Bridge Note Purchase Agreement, the series 1 bridge financing notes, or the CyberFin Pledge Agreement, CyberFin has the right to vote the pledged shares.

(7) Includes 642,000 shares issuable upon exercise of stock purchase warrants exercisable within 60 days following April 30, 2001(or by June 29, 2001). Some of these warrants are held by family members and Mr. Snowday disclaims beneficial ownership of those shares.

(8) Consists of 578,521 shares issuable upon the exercise of two series 1 bridge financing notes and a total of 240,000 shares issuable upon exercise of two common stock purchase warrants.

(9) Includes 390,000 shares of common stock issuable upon exercise of stock purchase warrants issued in November 1999 and 2000 exercisable within 60 days following April 30, 2001(or by June 29, 2001).

(10) Consists of 39,000 shares subject to options exercisable within 60 days following April 30, 2001 (or by June 29, 2001).

(11)	Includes 1,564,103 shares subject to options and warrants exercisable within 60 days following April 30, 2001 (or by June 29, 2001). See footnotes (3), (6), (9) and (10) above.


                                   PROPOSAL 2
AMENDMENT OF THE COMPANY'S RESTATED ARTICLES OF ORGANIZATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 25,000,000 SHARES TO 50,000,000 SHARES

The Board of Directors has determined that it is advisable to increase the Company's authorized Common Stock from 25,000,000 shares to 50,000,000 shares, and has voted to recommend that the Stockholders adopt an amendment to the Company's Restated Articles of Organization effecting the proposed increase.

As of April 30, 2001, there were 25,000,000 shares of common stock, $0.10 par value per share authorized, of which 9,848,914 were issued and outstanding and 14,550,833 were reserved for issuance upon conversion of notes and exercise of options and warrants. Accordingly, approximately 600,000 shares of Common Stock are available for future issuance.

The additional shares of Common Stock would provide flexibility for issuance in future corporate transactions such as public or private offerings, acquisitions, stock dividends, and other rights to purchase or receive shares and for any other purpose for which shares of Common Stock may be issued under Massachusetts law. Although we are currently seeking additional sources of capital, we have no current plans to issue any of the additional shares.

All outstanding shares of Common Stock are fully paid and nonassessable and the holders thereof are entitled to one vote for each share held. There are no preemptive rights with respect to the authorization or issuance of any shares of Common Stock, and no further shareholder action is required for the issuance of authorized shares.

The authorization of additional shares Common Stock could make more difficult, and thereby discourage, an attempt to acquire control of the Company. For example, such additional shares could be used to dilute the stock ownership of parties seeking to obtain control of the Company, to increase the total amount of consideration necessary for a party to obtain control, or to increase the voting power of friendly third parties. These uses could have the effect of making it more difficult for a third party to remove incumbent management or to accomplish a given transaction, even if such actions would be generally beneficial to shareholders. The Board of Directors has concluded, however, that the potential benefits to the Company and its existing shareholders of having an adequate number of authorized shares outweigh any potential disadvantages. Assuming the proposed increase is approved by the shareholders, the Company intends to use the additional shares for the purposes described in the third paragraph above, and has no intention to use them to deter takeovers.

The affirmative vote of a majority of the shares of Common Stock issued, outstanding and entitled to vote is necessary to adopt the proposed amendment to the Company's Restated Articles of Organization to effect the proposed increase in the Company's authorized shares.

RECOMMENDATION
THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO APPROVE THE AMENDMENT TO THE COMPANY'S RESTATED ARTICLES OF ORGANIZATION, AND PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE IN THE PROXY.


INDEPENDENT PUBLIC ACCOUNTANTS

In January 2001, the Company dismissed Belanger & Company, P.C. as its principal independent accountants and appointed Sullivan Bille, P.C. as its principal independent public accountants, who have reported on the Company's annual financial statements for the fiscal year ended December 31, 2000. The Board of Directors has appointed such firm as the Company's independent public accountants for the current fiscal year. The Company does not expect representatives of Sullivan Bille, P.C. to be present at the Annual Meeting.

Audit Fees

The Company paid Sullivan Bille, P.C. a total of $33,500 for their audit of the Company's financial statements for the fiscal year ended December 31, 2000. The Company paid Belanger & Company, P.C., the Company's former principal accountants, a total of $2,500 for their review of the Company's Quarterly Reports on Form 10-QSB filed during the last fiscal year.

All Other Fees

No amounts were paid for non-auditing services.

STOCKHOLDER PROPOSALS

To be considered for inclusion in the proxy statement relating to the Company's Annual Meeting of Stockholders to be held in 2002, stockholder proposals must be received no later than February 11, 2002. If the Company does not receive notice of any matter to be considered for presentation at the Annual Meeting, although not included in the proxy statement by April 27, 2002, management proxies may confer discretionary authority to vote on the matters presented at the Annual Meeting by a stockholder in accordance with Rule 14a-4 under the Securities Exchange Act of 1934, as amended. All stockholder proposals should be marked for the attention of the Clerk, Cambex Corporation, 360 Second Avenue, Waltham, MA 02451.


OTHER BUSINESS

The Board of Directors knows of no other business that will be presented at the Annual Meeting, but if any other business shall be presented, votes pursuant to the proxy will be cast thereon in accordance with the discretion of the persons named in the accompanying proxy.


Waltham, Massachusetts
June 11, 2001
                                     13

                             CAMBEX CORPORATION

                     360 Second Avenue, Waltham, MA 02451

              PROXY FOR ANNUAL MEETING OF STOCKHOLDERS JUNE 28, 2001

       CAMBEX CORPORATION'S BOARD OF DIRECTORS SOLICITS THIS PROXY

The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice and Proxy Statement dated June 11, 2001 in connection with the Annual Meeting of Stockholders to be held at 10:00 a.m. on Thursday, June 28, 2001 at Cambex Corporation, 360 Second Avenue, Waltham, MA, and hereby appoints Joseph F. Kruy and Lois P. Lehberger, and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all shares of the Common Stock of Cambex Corporation registered in the name provided in this Proxy which the undersigned is entitled to vote at the 2001 Annual Meeting of Stockholders, and at any adjournments of the meeting, with all the powers the undersigned would have if personally present at the meeting. Without limiting the general authorization given by this Proxy, the proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in the Proxy.

This Proxy when executed will be voted in the manner directed herein. If no direction is made this Proxy will be voted FOR the election of Directors and FOR Proposal 2.

In their discretion the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournments of the meeting.

If you wish to vote in accordance with the Board of Directors' recommendations, just sign on the reverse side. You need not mark any boxes.

(CONTINUED ON REVERSE SIDE)

 X Please mark your votes as in this example using dark ink only.


The Board of Directors recommends a vote FOR Proposals 1 and 2:

1.Election     FOR  WITHHOLD    Nominee:
  of Directors      AUTHORITY   Robert J. Spain



2. Proposal to increase the number of shares of Common Stock authorized for issuance in the Articles of Organization from 25,000,000 to 50,000,000 shares.

                             FOR             AGAINST              ABSTAIN





                     Date:           , 2001               Date:         ,2001
    SIGNATURE                                SIGNATURE IF HELD JOINTLY
Note: Please sign exactly as name appears on the certificate or certificates representing shares to be voted by this proxy. If the stock is registered in more than one name, each joint owner or each fiduciary should sign personally. Only authorized officers should sign for corporation.